Mortgage Capital Funding, Inc.
                             Multifamily/Commercial
               Mortgage Pass-Through Certificates, Series 1996-MC2
          Class X, Class F, Class G, Class H, Class R-I and Class R-II

                         Certificate Purchase Agreement
                         ------------------------------

                                                         as of December 11, 1996


NationsBanc Capital Markets, Inc.
NationsBank Corporate Center, 11th Floor
100 North Tryon Street
Mail Code: NC1-007-11-07
Charlotte, North Carolina  28255

Citibank, N.A.
399 Park Avenue
New York, New York  10043


Ladies and Gentlemen:

          Mortgage Capital Funding, Inc., a Delaware corporation ("MCFI"), proposes to sell to NationsBanc Capital Markets, Inc. ("NationsBanc") and Citibank, N.A. ("Citibank"; NationsBanc and Citibank, in such capacity, each a "Purchaser" and, together, the "Purchasers"), the respective classes of Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 which are identified on Schedule I hereto (collectively, the "Privately Offered Certificates"), in each case, having the initial aggregate stated principal balance (a "Class Principal Balance") or, in the case of the Class X Certificates, initial aggregate notional principal amount ( the "Class Notional Amount") set forth on Schedule I. The Privately Offered Certificates, together with the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates issued therewith (the "Registered Certificates" and, collectively with the Privately Offered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust fund (the "Trust Fund") to be formed by MCFI and consisting primarily of a pool (the "Mortgage Pool") of commercial and multifamily mortgage loans (the "Mortgage Loans") that will have, as of the close of business on December 1, 1996 (the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $458,055,542, subject to a variance of plus or minus 5.0%. The Mortgage Loans (or the right to have such transferred to the Trust Fund) will be acquired by MCFI from Citicorp Real Estate, Inc. ("CREI"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "Mortgage Loan Purchase Agreement"), between MCFI and CREI. Certain of the Mortgage Loans will be acquired by CREI from NationsBanc Mortgage Capital Corporation ("NMCC"; such mortgage loans, the "NMCC Mortgage Loans), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "NMCC Purchase Agreement"), between CREI and NMCC. Certain of the Mortgage Loans will be acquired by CREI from PNC Bank, National Association ("PNC"; such Mortgage Loans, together with all other Mortgage Loans other than the NMCC Mortgage Loans, the "CREI Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "PNC Purchase Agreement"), between CREI and PNC. Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The

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                                      - 2-


Trust Fund is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among MCFI as sponsor, CREI as mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), NMCC, as an additional warranting party, GMAC Commercial Mortgage Corporation as master servicer (in such capacity, the "Master Servicer"), and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent").

          1. Representations, Warranties and Covenants.

          (a) MCFI represents and warrants to, and covenants with, each of the Purchasers that:

               (i) As of the Closing Date (as defined in Section 3), the Privately Offered Certificates will be duly authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

               (ii) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

               (iii) This Agreement has been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery hereof by each of the Purchasers, constitutes a valid and binding obligation of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, by general principles of equity and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

               (iv) As of the Closing Date, the Privately Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Private Placement Memorandum (including the exhibits thereto, the "Private Placement Memorandum"), dated December 11, 1996, relating to the Class X, Class F, Class G and Class H Certificates.

               (v) As of the Closing Date, the Private Placement Memorandum will not include any untrue statement of a material fact and (when read together with the other information referenced therein as being available for review by prospective investors) will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that MCFI does not make any representations, warranties or agreements as to the information contained in or omitted from the Private Placement Memorandum in reliance upon and in conformity with the information furnished in writing to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation of the Private Placement Memorandum.

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                                            - 3-


               (vi) MCFI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Private Placement Memorandum.

               (vii) The issuance and sale of the Privately Offered Certificates to the Purchasers pursuant to this Agreement, the compliance by MCFI with the other provisions of this Agreement, the Pooling and Servicing Agreement and the Privately Offered Certificates and the consummation of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability or any decision, order, decree or judgment of any judicial or other governmental body specifically applicable to MCFI, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act of 1933, as amended (the "Securities Act") (provided that MCFI makes no representations or warranties as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws), (B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing Agreement on or following the Closing Date and
          (C) such other approvals as have been obtained.

               (viii) Neither the execution and delivery of this Agreement and the Pooling and Servicing Agreement, nor the issuance and delivery of the Privately Offered Certificates, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms of this Agreement and the Pooling and Servicing Agreement, will conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of MCFI, any statute or regulation currently applicable to MCFI, or any order currently applicable to MCFI of any court, regulatory body, administrative agency or governmental body having jurisdiction over MCFI, or the terms of any indenture or other agreement or instrument to which MCFI is a party or by which it or any of its properties are bound.

               (ix) There are no actions or proceedings against, or investigations of, MCFI pending, or, to the knowledge of MCFI, threatened, before any court, administrative agency or other tribunal
          (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Privately Offered Certificates, (B) seeking to prevent the issuance of the Privately Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by MCFI of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Privately Offered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Class X, Class F, Class G and Class H Certificates described in the Private Placement Memorandum.

               (x) MCFI is not, and the issuance and sale of the Privately Offered Certificates in the manner contemplated by the Private Placement Memorandum and this Agreement will not cause MCFI to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (xi) The transfer of the Mortgage Loans to the Trust Fund and the sale of the Certificates to the Purchasers, at the Closing Date, will be treated by MCFI for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

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                                      - 4-


               (xii) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by MCFI as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Privately Offered Certificates, will have been paid at or prior to the Closing Date.

               (xiii) At the Closing Date and at the direction of MCFI, the Mortgage Loans will have been duly and validly assigned and delivered by the Mortgage Loan Seller to the Trustee under the Pooling and Servicing Agreement.

               (xiv) Assuming the accuracy of the representations and warranties and the performance of the covenants contained herein on the part of the Purchasers, neither MCFI nor anyone acting on its behalf has offered or sold any Privately Offered Certificate or interest therein by any form of general solicitation or general advertising. In addition, MCFI will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Privately Offered Certificates.

          (b) Each Purchaser represents and warrants to, and agrees with, MCFI that:

               (i) Such Purchaser is acquiring its allotment of the Privately Offered Certificates for its own account and not with a view to or for sale or transfer in any manner except as contemplated herein and in the Private Placement Memorandum.

               (ii) Such Purchaser understands that the Privately Offered Certificates have not and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, neither MCFI nor the Trustee is obligated to register or qualify the Privately Offered Certificates and the Privately Offered Certificates may not be resold or transferred unless they are (A) registered pursuant to the Securities Act and registered and qualified pursuant to any applicable state securities laws or (B) sold or transferred in transactions which are exempt from such registration and qualification and the Trustee or other registrar of the Certificates (or, in the case of the Class X Certificates, which are being delivered in book-entry form, the transferor) has received either (1) certification(s) from the transferor and/or transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer and establishing that such transfer is being made in accordance with Rule 144A under the Securities Act or in another transaction that does not require registration under the Securities Act or (2) an opinion of counsel satisfactory to the Trustee or other registrar of the Certificates (or, in the case of the Class X Certificates, which are being delivered in book-entry form, to the transferor) with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

               (iii) Such Purchaser will not sell or otherwise transfer any Privately Offered Certificate or interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

               (iv) Neither such Purchaser nor anyone acting on its behalf has offered or sold any Privately Offered Certificate or interest therein by any form of general solicitation or general advertising. In addition, such Purchaser will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the prior sentence with respect to the Privately Offered Certificates.

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                                      - 5-


               (v) Such Purchaser has been furnished with all information regarding (A) MCFI, (B) the Privately Offered Certificates, (C) the nature, performance and servicing of the Mortgage Loans, (D) the Pooling and Servicing Agreement and (E) any credit enhancement mechanism associated with the Privately Offered Certificates, that it has requested.

               (vi) Such Purchaser is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

               (vii) In connection with its purchase of any Class R-I and R-II Certificates, such Purchaser understands that it must, and hereby agrees to, deliver a Transfer Affidavit and Agreement substantially in the form of Exhibit C-1 to the Pooling and Servicing Agreement.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, MCFI agrees to sell to each of Citibank and NationsBanc, and Citibank and NationsBanc each agrees to purchase from MCFI, the respective portions of the Class Principal Balance or Class Notional Amount, as the case may be, of each class of Privately Offered Certificates set forth on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I.

          3. Delivery and Payment. Delivery of and payment for the Privately Offered Certificates shall be made in the manner specified below, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Purchasers and MCFI (such date and time of delivery of and payment for the Privately Offered Certificates being hereinafter referred to as the "Closing Date"). Delivery of each Purchaser's allotment of the Privately Offered Certificates shall be made to the related Purchaser against payment by such Purchaser of the purchase price therefor to or upon the order of MCFI in same-day funds by federal funds wire (or by such other method as such Purchaser and MCFI may agree). Unless delivery is made through the facilities of the Depository Trust Company (as will be the case with respect to the Class X Certificates), the Privately Offered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Purchaser may have requested not less than three full business days prior to the Closing Date.

          MCFI agrees to have the Privately Offered Certificates available for inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. New York City time on the business day prior to the Closing Date.

          4. Offering by the Purchasers. It is understood that each of the Purchasers proposes to privately place the Privately Offered Certificates with a limited number of institutional investors as set forth in the Private Placement Memorandum.

          5. Conditions to the Obligations of each Purchaser and MCFI. The obligation of each Purchaser to purchase, and the obligation of MCFI to sell to such Purchaser, its allotment of the Privately Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of MCFI and such Purchaser contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of MCFI and such Purchaser made in any officer's certificate pursuant to the provisions hereof, to the performance by MCFI and such Purchaser of their respective obligations hereunder and to the following additional conditions:

          (a) MCFI shall have furnished to such Purchaser:

               (i) An executed copy of the Pooling and Servicing Agreement;

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                                      - 6-


               (ii) An opinion of Stephen E. Dietz, Esq., counsel to MCFI, dated the Closing Date, substantially to the effect that:

                    (A) MCFI is validly existing as a corporation in good
               standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Private Placement Memorandum;

                    (B) The Privately Offered Certificates have been duly
               authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                    (C) The Pooling and Servicing Agreement has been duly
               authorized, executed and delivered by MCFI;

                    (D) The Pooling and Servicing Agreement constitutes a valid and legally binding agreement of MCFI and is enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditor's rights generally and by general principles of equity;

                    (E) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended;

                    (F) The descriptions in the Private Placement Memorandum, as of the date hereof, of the Privately Offered Certificates and the Pooling and Servicing Agreement are, to the extent that such descriptions constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects;

                    (G) This Agreement has been duly authorized, executed and
               delivered by MCFI; and

                    (H) The issuance, offer and sale of the Privately Offered
               Certificates by MCFI to the Purchasers in the manner contemplated in the Private Placement Memorandum, this Agreement and the Pooling and Servicing Agreement, assuming the accuracy of your representations and warranties and the performance of your covenants contained herein, is a transaction that does not require registration of the Privately Offered Certificates under the Securities Act.

               Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

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                                      - 7-

          (iii) One or more opinions, dated the Closing Date, of Thacher Proffitt & Wood, special counsel to MCFI, substantially to the effect that:

               (A) The statements in the Private Placement Memorandum under the headings "ERISA Considerations", and "Certain Federal Income Tax Consequences", to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto that are relevant to the Privately Offered Certificates, provide a fair and accurate summary of such law and conclusions; and

               (B) As described in the Prospectus Supplement and assuming compliance with the provisions of the Pooling and Servicing Agreement,
          (1) REMIC I will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, and the REMIC I Regular Interests will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), and (2) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will evidence "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II.

          Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

          (iv) Such Purchaser shall have received copies of all legal opinion letters delivered by Thacher Proffitt & Wood to the Rating Agencies in connection with the issuance of the Privately Offered Certificates, accompanied in each case by a letter signed by Thacher Proffitt & Wood stating that such Purchaser may rely on such opinion letter as if it were addressed to such Purchaser as of the date thereof;

          (v) A good standing certificate regarding MCFI from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

          (vi) A certificate of MCFI, dated the Closing Date and signed by an executive officer or authorized signatory of MCFI, to the effect that the representations and warranties of MCFI herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and MCFI has complied in all material respects with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

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                                      - 8-


          (vii) An officer's certificate, dated the Closing Date and signed by the Secretary or an assistant secretary of MCFI, to the effect that each individual who, as an officer or representative of MCFI, signed this Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of MCFI) of the certificate of incorporation and by-laws of MCFI, as in effect on the Closing Date, and of the resolutions of MCFI and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement.

          (b) The Purchasers shall have received, with respect to each of the Mortgage Loan Seller, NMCC, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the REMIC Administrator, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 5(a)(ii)(D), the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if relevant), the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

          (c) MCFI and the Purchasers shall have received from KPMG Peat Marwick, certified public accountants, a letter, dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Purchasers, stating in effect that they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Private Placement Memorandum agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller or NMCC, unless otherwise noted in such letter.

          (d) MCFI and the Purchasers shall have received from KPMG Peat Marwick, certified public accountants, a letter dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Purchasers, to the effect that they have performed certain specified procedures, all of which have been agreed to by MCFI and the Purchasers, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Private Placement Memorandum under the heading "Special Yield Considerations".

          (e) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of MCFI which such Purchaser concludes, in the judgment of such Purchaser after consultation with MCFI, materially impairs the investment quality of the Privately Offered Certificates so as to make it impractical or inadvisable to proceed with the private placement or the delivery of the Privately Offered Certificates as contemplated by the Private Placement Memorandum and this Agreement.

          (f) The Privately Offered Certificates that have been assigned one or more ratings shall have been assigned ratings not less than those set forth on
Schedule I, and such ratings shall not have been rescinded.

          6. Indemnification and Contribution.

          (a) MCFI agrees to indemnify and hold harmless each Purchaser and each person who controls such Purchaser within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (when read together with the other information referenced therein as being available for review by prospective investors) to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that MCFI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in the Private Placement Memorandum or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation thereof or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission that is covered by the indemnification provided by NMCC pursuant to the NMCC Purchase Agreement. This indemnity agreement will be in addition to any liability which MCFI may otherwise have.

          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless MCFI and each of its officers and directors, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from MCFI to the Purchasers, but only with reference to written information furnished to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation of the Private Placement Memorandum or any revision or amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which either Purchaser may otherwise have. MCFI acknowledges that with respect to Citibank and NationsBanc, the statements set forth in the first, second and third sentences of the final paragraph of the cover page of the Private Placement Memorandum and in the second and third sentences of the first paragraph and the first sentence of the second paragraph under the heading "Private Placement" in the Private Placement Memorandum, constitute the only information furnished in writing by or on behalf of Citibank or NationsBanc, as the case may be, for inclusion in the Private Placement Memorandum or any revision or amendment thereof or supplement thereto, and each Purchaser confirms that such statements attributable thereto are correct.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, MCFI and the related Purchaser shall each contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which MCFI and such Purchaser may be subject in such proportion so that such Purchaser is responsible for 0.5% thereof and MCFI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Purchaser within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Purchaser, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act and each officer and director of MCFI shall have the same rights to contribution as MCFI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          7. Termination. This Agreement shall be subject to termination by notice given to MCFI, if the sale of the Privately Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of MCFI to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason MCFI shall be unable to perform in all material respects its obligations under this Agreement. This Agreement shall also be subject to termination in the absolute discretion of either of the Purchasers, by notice given to MCFI prior to delivery of and payment for the Privately Offered Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited,

(ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of either of the Purchasers after consultation with MCFI, impracticable to market the Privately Offered Certificates.

          8. Default by a Purchaser. If either Purchaser shall fail to purchase and pay for any of the Privately Offered Certificates agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Purchaser shall be obligated to take up and pay for the Privately Offered Certificates that the defaulting Purchaser agreed but failed to purchase; provided, however, that in the event that the initial principal amount or notional amount, as the case may be, of Privately Offered Certificates that the defaulting Purchaser agreed but failed to purchase shall exceed 10% of (a) the aggregate Class Principal Balance of the Class F, Class G and Class H Certificates set forth in Schedule I hereto or (b) the Class Notional Amount of the Class X Certificates set forth in Schedule I hereto, as the case may be, the remaining Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Privately Offered Certificates, and if such nondefaulting Purchaser does not purchase all of the Privately Offered Certificates, this Agreement will terminate without liability to the nondefaulting Purchaser or MCFI. In the event of a default by any Purchaser as set forth in this Section 8, the Closing Date for the Privately Offered Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Purchaser shall determine in order that the required changes in the Private Placement Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall (x) relieve any defaulting Purchaser of its liability, if any, to MCFI and to any nondefaulting Purchaser for damages occasioned by its default hereunder or (y) relieve any Purchaser of such Purchaser's obligations under the Agreement Among Underwriters, dated as of October 30, 1996, between the Purchasers (the "Agreement Among Underwriters"), including, without limitation, those set forth in Sections 5(b) and 5(c) thereof.

          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of MCFI, the Purchasers and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either Purchaser, MCFI or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Privately Offered Certificates. The provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

          10. Fees and Expenses. All costs and expenses in connection with the transactions herein contemplated shall be allocated and borne as provided in the Agreement Among Underwriters.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

          12. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state.

          13. Miscellaneous. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          14. Notices. All communications hereunder will be in writing and effective only upon receipt and, if sent to NationsBank, will be delivered to NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 100 North Tryon Street, 11th Floor, Charlotte, North Carolina 28255, Attention: Mr. David A. Gertner, with a copy to Robert W. Long, Esq., at NationsBank Corporate Center, 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28255; if sent to Citibank, will be delivered to Citibank, N.A., 399 Park Avenue, 3rd floor, New York, New York 10043, Attention: Mr. Richard L. Jarocki, Jr.; if sent to MCFI, will be delivered to MCFI, at 399 Park Avenue, New York, New York 10043,
Attention: Mr. Richard L. Jarocki, Jr., with a copy to Stephen E. Dietz, Esq. at 425 Park Avenue, New York, New York 10043.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among MCFI and the Purchasers.

                                             Very truly yours,

                                             MORTGAGE CAPITAL FUNDING, INC.


                                             By: /s/ Richard L. Jarocki, Jr.
                                                ----------------------------
                                             Name:   Richard L. Jarocki, Jr.
                                             Title:  Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


NATIONSBANC CAPITAL MARKETS, INC.


By:
   ------------------------------
Name:
Title:


CITIBANK, N.A.


By:/s/ Gary L. Greenberg
   -------------------------------
Name:  Gary L. Greenberg
Title: Vice President

                                   SCHEDULE I


Title and Description of the Privately Offered Certificates:
------------------------------------------------------------

Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2, Class X, Class F, Class G, Class H, Class R-I and Class R-II Certificates.

Certificate Purchase Agreement, dated as of December 11, 1996
Cut-off Date: December 1, 1996

--------------------------------------------------------------------------------------------------------------------------------
                                   Portion of Class           Portion of Class
                                   Principal Balance          Principal Balance
                Initial Class      (or, in the case of        (or, in the case of
              Principal Balance    Class X, Class Notional    Class X, Class Notional
             (or, in the case of   Amount) of, or Percentage  Amount) of, or Percentage         Initial
Class           Class X, Class     Interest in, Class to be   Interest in, Class to be       Pass-Through   Purchase
Designation   Notional Amount)(1)  Purchased by Citibank (1)  Purchased by NationsBanc (1)       Rate       Price(2)   Rating(3)
-----------  --------------------  -------------------------  ----------------------------   ------------   --------   ---------
Class X         $458,055,542             $194,920,497                $263,135,045               2.095%       11.453%    Aaa/AAA
Class F          $25,193,054              $10,720,627                 $14,472,427               5.750%       75.718%     Ba2/NR
Class G          $16,031,943               $6,822,217                  $9,209,726               5.750%       61.951%     B2/NR
Class H          $13,741,671               $5,847,617                  $7,894,054               5.750%       39.345%     NR/NR
Class R-I            N/A                      100%                          0%                   N/A           N/A       NR/NR
Class R-II           N/A                      100%                          0%                   N/A           N/A       NR/NR

----------

(1)  Subject to a variance of plus or minus 5.0%.

(2)  Expressed as a percentage of the initial Class Principal Balance or Class Notional Amount, as the case may be, of the relevant class of Certificates to be purchased. In addition, as to each class of Privately Offered Certificates, the Purchasers will pay to MCFI accrued interest at the initial Pass- Through Rate therefor from the Cut-off Date to but not including the Closing
     Date.

(3)  By Moody's Investors Service, Inc. (Moody's) and/or Fitch Investors Service, L.P. ("Fitch"), respectively, as indicated; the
     Class H, Class R-I and Class R-II Certificates will not be rated by either Moody's or Fitch.

------------------------------------------------------------------------------------------------------------------------------------

Closing Time, Date and Location: 10:00 a.m. New York City time on December 19, 1996 at the offices of Thacher Proffitt & Wood.

Issuance and delivery of Privately Offered Certificates: The Privately Offered Certificates will be issued in fully registered, certificated form (in the case of the Class F, Class G, Class H, Class R-I and Class R-II Certificates) and in book entry form (in the case of the Class X Certificates) in minimum denominations of initial principal balance or notional amount, as the case may be, of $100,000 (or, in the case of the Class X Certificates, such amount as may be agreed to) and integral multiples of $1 in excess thereof and, in the case of the Class R-I and Class R-II Certificates, not less than 5% percentage interest in the relevant class.